As filed with the Securities and Exchange Commission on March 16, 2011	Registration No. 333-137142

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	05-0569368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Lincoln Centre

5400 LBJ Freeway, Suite 450

Dallas, TX 75240

(214) 451-6750

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Aventine Renewable Energy Holdings, Inc.

2003 Stock Incentive Plan

(Full title of the plan)

THOMAS L. MANUEL

Chief Executive Officer

Aventine Renewable Energy Holdings, Inc.

5400 LBJ Freeway, Suite 450

Dallas, TX 75240

(214) 451-6750

(Name, address and telephone number of agent for service)

Copies to:

Ackneil M. Muldrow, III Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 (212) 872-1000 (212) 872-1002 (fax)	Patrick J. Hurley Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, Suite 4400 Houston, TX 77002 (713) 220-5800 (713) 236-0822 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-137142) filed on September 6, 2006 is filed to deregister certain securities available for issuance under such Registration Statement as described below.

A total of 4,270,807 shares of common stock, par value $0.001 per share (the “Common Stock”), of Aventine Renewable Energy Holdings, Inc. (the “Company”) were registered pursuant to the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan, as amended (the “2003 Plan”), by a registration statement on Form S-8 (File No. 333-137142) (the “Registration Statement”).

On April 7, 2009, the Company and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended, in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  As previously disclosed, on February 24, 2010, the Bankruptcy Court entered an order confirming the Debtors’ Joint Plan of Reorganization (the “Bankruptcy Plan”).  As contemplated by the Bankruptcy Plan, all outstanding stock and option awards made under the 2003 Plan were cancelled as of the effective date of the Bankruptcy Plan.  Additionally, on the effective date of the Bankruptcy Plan, all then existing shares of Common Stock were cancelled.  Accordingly, the 2003 Plan was terminated.  Therefore, this Amendment is being filed to deregister, as of the date hereof, all securities registered but not sold under the Registration Statement as of the filing of this Amendment.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Dallas, State of Texas, on the 16 day of March, 2011.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/Thomas L. Manuel
Thomas L. Manuel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/Thomas L. Manuel	Chief Executive Officer, Chief Operating	March 16, 2011
Thomas L. Manuel	Officer and Director

/s/John W. Castle	Chief Financial Officer	March 16, 2011
John W. Castle

/s/Calvin Stewart	Chief Accounting and Compliance Officer	March 16, 2011
Calvin Stewart

/s/Eugene I. Davis	Director	March 16, 2011
Eugene I. Davis

/s/Timothy J. Bernlohr	Director	March 16, 2011
Timothy J. Bernlohr

/s/Kurt M. Cellar	Director	March 16, 2011
Kurt M. Cellar

/s/Douglas Silverman	Director	March 16, 2011
Douglas Silverman

/s/Carney Hawks	Director	March 16, 2011
Carney Hawks